EXHIBIT 99.2

FOR IMMEDIATE RELEASE:
March 11, 2015
Centrus to List Shares on NYSE MKT
BETHESDA, Md. - Centrus Energy Corp. (NYSE: LEU) today announced that it has received approval of the Company’s request to transfer the listing of its common shares from the NYSE to the NYSE MKT trading platform. Trading of Centrus’ shares on the NYSE MKT is expected to commence on Monday, March 16, 2015, under its current ticker symbol “LEU.” Centrus shares will continue to trade on the NYSE until that time.
Centrus believes that the NYSE MKT trading platform is a better fit for its anticipated market capitalization and daily trading volume while allowing the Company to maintain its long-term relationship with the NYSE.
About Centrus Energy Corp.
Centrus Energy Corp. is a trusted supplier of enriched uranium fuel for a growing fleet of international and domestic commercial nuclear power plants. Centrus is working to deploy the American Centrifuge technology for commercial needs and to support U.S. energy and national security.
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Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, "anticipates", "intends", "plans", "believes", "will", "should", "could" or "may" and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include risks and uncertainties related to our recent emergence from Chapter 11 bankruptcy, our new capital structure and the adoption of fresh start accounting; risks related to the limited trading markets in our securities and risks relating to our ability to maintain the listing of our common stock on the NYSE MKT, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.centrusenergy.com. We do not undertake to update our forward-looking statements except as required by law.
Contact:
Media: Jeremy Derryberry (301) 564-3392
Investors: Steven Wingfield (301) 564-3354